Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2016 Financial Results

10% Revenue Growth Driven By Performance of EcoSmart

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

MILWAUKEE (March 31, 2017) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the fiscal year ended December 31, 2016. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“Telkonet continues to make solid progress on our strategic initiatives demonstrated by the 8% growth of our EcoSmart automation platform through 2016,” stated Jason Tienor, Telkonet’s President and CEO. “This strategy is what led us to the recently announced decision to divest our high-speed Internet access (HSIA) assets in order to focus on the enormous growth potential for EcoSmart. Now, capitalized appropriately and focused strategically, we're better positioned than ever before to recognize the expansive opportunities available in the IoT and automation space.”

Operating and Financial Highlights Comparison for the Years Ended December 31, 2016 and 2015:

•	Total revenue from continuing operations saw a 10% improvement year over year
•	Revenue from the EcoSmart Platform increased $0.6 million, or 8%, over 2015
•	Total revenue margin held at 50%
•	Support revenue from the EcoSmart Platform increased to $0.5 million, or 61%, over 2015
•	Continued growth of Education and Residential markets broadening Telkonet’s portfolio
•	Contract development for HVAC leader Trane of integrated VRF control solution
•	Distribution agreement executed with UTC-owned Onity for EcoSmart Platform
•	Agreement and training completed for a large Milwaukee firm’s Building Solutions organization
•	Numerous channel support tools developed and implemented in support of Telkonet’s expanding Channel sales
•	Initiated final stages of selection for broad military housing opportunity in primary controls position

“We are incredibly excited beginning this new chapter in Telkonet’s story,” continued Tienor. “We’ve established a strong platform on which we can build and our team is executing to plan. Driven by our rapid channel growth and exceptional industry relationships, and now capitalized for efficient growth, we view the future with confidence for Telkonet and its shareholders."

Telkonet, Inc. • 20800 Swenson Drive, Suite 175 • Waukesha, WI 53186 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

Financial Results Review

Fiscal Year 2016

Revenue: Total revenue grew $0.7 million to $8.2 million for the fiscal year ended December 31, 2016 compared to $7.5 million for the comparable period in 2015.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform grew 8% to $7.8 million for the year ended December 31, 2016 compared to $7.2 million for the comparable period in 2015.

Gross Margin: Gross profit percentages remained unchanged at 50% for the years ended December 31, 2016 and 2015.

Net Loss: The Company reported a net loss from continuing operations of $4.0 million for the year ended December 31, 2016 compared to a net loss from continuing operations of $3.0 million for the year ended December 31, 2015.

Teleconference

Date: March 31, 2017

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until April 14, 2017, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2016 and 2015, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

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ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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RECONCILIATION OF NET (LOSS) INCOME FROM

CONTINUING OPERATION TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

	2016	2015
Net loss from continuing operations	$(4,003,671)	$(3,048,892)
Interest expense, net	60,246	69,441
Provision (benefit) for income taxes	20,114	(3,214)
Depreciation and amortization	34,289	29,223
EBITDA – continuing operations	(3,889,022)	(2,953,442)
Adjustments:
Stock-based compensation	55,050	14,383
Adjusted EBITDA – continuing operations	$(3,833,972)	$(2,939,059)

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
Revenues, net:
Product	$7,796,319	$7,242,503
Recurring	459,695	285,114
Total Net Revenues	8,256,014	7,527,617

Cost of Sales:
Product	4,024,675	3,600,407
Recurring	124,842	151,958
Total Cost of Sales	4,149,517	3,752,365

Gross Profit	4,106,497	3,775,252

Operating Expenses:
Research and development	1,658,640	1,605,667
Selling, general and administrative	6,336,879	5,123,027
Depreciation	34,289	29,223
Total Operating Expenses	8,029,808	6,757,917

Operating Loss	(3,923,311)	(2,982,665)

Other (Expenses) Income:
Interest (expense), net	(60,246)	(69,441)
Total Other (Expenses)	(60,246)	(69,441)

Loss from Continuing Operations before Provision (Benefit) for Income Taxes	(3,983,557)	(3,052,106)

Provision (Benefit) for Income Taxes	20,114	(3,214)

Net Loss from continuing operations	(4,003,671)	(3,048,892)
Discontinued Operations:
Income from Discontinued Operations (net of tax)	2,627,758	2,859,788
Net loss	$(1,375,913)	$(189,104)

Accretion of preferred dividends and discount	–	(18,253)

Net loss attributable to common stockholders	$(1,375,913)	$(207,357)

Net income (loss) per common share:
Basic - continuing operations	$(0.03)	$(0.02)
Basic - discontinued operations	$0.02	$0.02
Basic - net loss attributable to common stockholders	$(0.01)	$(0.00)

Diluted - continuing operations	$(0.03)	$(0.02)
Diluted - discontinued operations	$0.02	$0.02
Diluted - net loss attributable to common stockholders	$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding used in computing basic net loss per share	132,774,475	125,859,903
Weighted Average Common Shares Outstanding used in computing diluted net loss per share	132,774,475	125,859,903

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